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                                   EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                          KLA INSTRUMENTS CORPORATION

                                                STATE OR OTHER
                                                JURISDICTION OF
NAME                                            INCORPORATION
- ----                                            ---------------
KLA Building Corporation                        California

KLA Instruments International Corporation       California

KLA Management Corporation                      Delaware

KLA Instruments PCBI Corporation                California

KLA Instruments Limited                         United Kingdom

KLA Instruments GmbH                            Germany

KLA Instruments France, S.A.                    France

KLA Japan Limited                               Japan

KLA Instruments Sales Corporation               U.S. Virgin Islands

KLA Instruments, SLR                            Italy

KLA Instruments (Israel) Corporation            Israel

KLA Holding Company Limited                     Israel

KLA (Israel) Service Limited                    Israel

KLA Instruments (Cayman) Limited                Cayman Islands

KLA Instruments KLINNIK Corporation             California

KLA Instruments, S.A.                           Switzerland

KLA Instruments (Malaysia) SdnBdh               Malaysia



The aforesaid subsidiaries do business only under their own names.

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